UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  April 26, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Broadband HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15807 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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  One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 19, 2011, the acquisition of Conexant Systems, Inc. by Gold Holdings, Inc. became effective.  As a result, Conexant Systems, Inc. will no longer be an underlying constituent of the Broadband HOLDRS Trust.  Gold Holdings, Inc. will not be added as an underlying constituent of the Broadband HOLDRS Trust.  In connection with the acquisition, Conexant Systems, Inc. shareholders will receive $2.40 in cash for each share of Conexant Systems, Inc. The Bank of New York Mellon will receive $0.48 for the 0.2 shares of Conexant Systems, Inc. per 100 share round-lot of Broadband HOLDRS.  The Bank of New York Mellon will distribute cash at a rate of $0.0048 per depositary share of Broadband HOLDRS. The record date for the distribution is May 2, 2011 and the payable date is May 4, 2011.  Additionally, $0.48 will be required per 100 share round-lot of Broadband HOLDRS for creations/cancellations through May 2, 2011.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Broadband HOLDRS Trust Prospectus Supplement dated April 26, 2011 to Prospectus dated March 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: April 26, 2011	By:	/s/ Liam B. O’Neil
		Name:	Liam B. O’Neil
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Broadband HOLDRS Trust Prospectus Supplement dated April 26, 2011 to Prospectus dated March 15, 2011.